                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

               Date of Earliest Event Reported: February 14, 2002



                               USDATA Corporation
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                              000-25936                       75-2405152
-------------------------------         -----------------------             -------------------
(State or Other Jurisdiction of           (Commission File Number)          (I.R.S. Employer
Incorporation or Organization)                                              Identification No.)



                2435 N. Central Expressway, Richardson, TX 75080
                ------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)



       Registrant's Telephone Number, Including Area Code: (972) 680-9700



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ITEM 5. OTHER EVENTS

         USDATA Corporation (the "Company") has received a letter from The Nasdaq Stock Market, Inc. ("Nasdaq") notifying the Company that over the previous 30 consecutive trading days, its common stock has not maintained a minimum market value of publicly held shares ("MVPHS") of $5,000,000 as required for continued listing on The Nasdaq National Market under Marketplace Rule 4450(a)(2) (the "Rule"). In accordance with Nasdaq Marketplace Rule 4450(e)(1), the Company will be provided 90 calendar days, or until May 15, 2002, to regain compliance. If, at anytime before May 15, 2002, the MVPHS of the Company's common stock is $5,000,000 or greater for a minimum of 10 consecutive trading days, the Company will have achieved compliance with the Rule. There can be no assurance that the Company will be able to achieve compliance with the Rule. If the Company is unable to regain compliance with the Rule by May 15, 2002, the Company can either appeal Nasdaq's decision to a Nasdaq Listing Qualifications Panel or submit an application to transfer to The Nasdaq SmallCap Market. The initiation of the delisting proceedings will be stayed pending Nasdaq's review of the Company's appeal or the application to transfer its securities to the Nasdaq SmallCap Market. If the Company decides to appeal, there can be no assurance that the appeal will be successful, or in the alternative, if the Company decides to transfer to the SmallCap Market, there can be no assurance the Company will satisfy the requirements for listing on the Nasdaq SmallCap Market.

















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 14, 2002



                                            USDATA CORPORATION


                                            By:  /s/  Robert A. Merry
                                               --------------------------------
                                               Name:   Robert A. Merry
                                               Title:  President and
                                                       Chief Executive Officer